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                      TERMINATION AND SETTLEMENT AGREEMENT

     TERMINATION AND SETTLEMENT AGREEMENT made as of the 3rd day of October, 2003 (the "Effective Date"), by and between TTR Technologies, a Delaware corporation, with offices at 1091 Boston Post Road, Rye, New York, ("TTR" or the "Company"), and Daniel C. Stein residing at 21 Woodland Drive, Rye Brook, New York ("STEIN"); and

     WHEREAS, STEIN currently serves as TTR's Chief Executive Officer and President under that certain executive employment agreement between TTR and STEIN, entered into as of May 2, 2002 (hereinafter, the "Employment Agreement") and concurrently serves as a Director on the Board of Directors of TTR; and

     WHEREAS, the Company and STEIN desire to terminate STEIN's employment under the Employment Agreement and his service on the Company's Board of Directors, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. RESIGNATION OF POSITIONS BY STEIN. Subject to the terms and conditions set forth herein (including, without limitation, the payment by TTR of the Settlement Amount), by his execution of this Agreement, STEIN hereby resigns, effective as of the Effective Date, from his positions as TTR's Chief Executive Officer, President, and as a director of TTR, and from any and all other offices he has held at the Company and/or any of its affiliates and subsidiaries including, without limitation, directorships and executive management positions.

     The parties acknowledge and agree that STEIN's signature to this Agreement shall serve as adequate and complete legal notice of his resignation as a director, officer, employee, and member of management, of the Board of Directors of the Company and to all applicable affiliates and subsidiaries.

     The parties acknowledge and agree that the Company's signature to this Agreement shall serve as its acceptance of STEIN's resignation from these capacities, and of its responsibility to provide timely notification of such resignation to the Company's Board of Directors, to the Company's affiliates and subsidiaries, and to all authorities to whom such resignation must be reported by law. STEIN agrees to execute any reasonably necessary document to facilitate and effect any notification of his resignation of positions with the Company.

     2. COMPANY PROPERTY. Except as otherwise provided herein, upon or immediately prior to his signature hereto, STEIN shall return to the Company all TTR property then in STEIN's possession.

     3. TERMS RELATING TO TERMINATION OF EMPLOYMENT. (I) Subject to the terms and conditions set forth herein and in consideration of the resignations and releases contained herein, the Company hereby agrees to transfer or afford to Stein the following (collectively, the items referenced in sub paragraphs (a), (b), (c) and (d) are referred to as the "Settlement Amount"):

          (a) upon execution and delivery by STEIN of this Agreement and in further consideration of the waiver of claims under the Employment Agreement, TTR shall remit

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     by wire transfer to a bank account designated in writing by STEIN the amount of seventy-eight thousand dollars ($78,000), together with salary payments due and payable under the Employment Agreement through the Effective Date, LESS, in each case, deductions and withholdings under applicable law customarily made by the Company and/or required by law, and, by his signature below, STEIN hereby waives any claim to any other payments (other than salary) due under the Employment Agreement;

          (b) as set-off of certain amounts owed to STEIN and in consideration of the waiver by STEIN of amounts claimed under the Employment Agreement, TTR agrees that the unpaid balance of the original signing bonus of $100,000 (the "Sign-Up Bonus") advanced to STEIN under the Employment Agreement (par.4 (b) (i)) is no longer due and payable by STEIN;

          (c) STEIN shall be authorized to retain (i) the computer (personal laptop) that he has been using as an employee of TTR, provided that STEIN delivers to TTR a copy of all files and databases on that laptop, other than STEIN's files of a personal nature, (ii) the cellular telephone that he has been using as an employee of TTR, provided appropriate arrangements are made with the communication carrier for the continued use of the cellular phone at STEIN's sole expense; and (iii) the file cabinets (without their contents) that he has been using as an employee of TTR, provided that the relocation of such cabinets shall be at STEIN's sole expense and liability; and

          (d) TTR agrees to continue providing to STEIN, at its sole expense, continued health care coverage, as currently provided under the current Oxford Plan through October 31, 2003, in addition to the Company's obligation under law to continue STEIN's coverage under COBRA or applicable laws at STEIN's expense to the extent required by law.

     STEIN acknowledges and agrees that the Settlement Amount is being made in full and final release by STEIN of any and all claims, rights or remedies that he may have under the Employment Agreement or otherwise available to him under law consistent with the release set forth in paragraph 6.1 below.

     All taxes, withholdings and deductions payable or due in respect of STEIN's receipt of the Settlement Amount, or any component thereof, including, without limitation, the Sign-Up Bonus, will be borne by STEIN. Notwithstanding the foregoing, the Company will deduct from payments made under the Settlement Amount amounts required to be withheld in respect of deductions and withholdings under applicable law customarily made by TTR and/or required by law.

     (ii) WAIVER BY STEIN OF CLAIMS TO ESOPS. By his execution of this Agreement, STEIN waives any and all rights to the employee stock options previously issued to him by the Company under the Company's 2000 Equity Incentive Plan, including, without limitation, the employee stock options issued on or about May 2002 for the purchase of 550,000 shares of the Company's common stock, par value $0.001 per share, and any other options grant made subsequent thereto.

     4. CONTINUING OBLIGATIONS OF STEIN. Notwithstanding anything else contained herein, STEIN hereby acknowledges and agrees that the provisions of
Article 8 of the Employment Agreement (Confidentiality and Non-Competition) and
Article 9 (Cooperation Following Termination) shall continue in full force and effect after the Effective Date of this Agreement, in accordance with their terms and for the duration specified therein. Nothing contained in this Agreement shall be construed or interpreted as a waiver by the Company or any

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of its affiliates or subsidiaries of any right or remedy available under such sections of the Employment Agreement in the event of a breach occurring after the Effective Date of this Agreement.

     5.   INDEMNIFICATION

     TTR agrees to hold harmless and indemnify STEIN, his agents, attorneys, heirs, successors, executors, personal representatives and assigns as, and in the manner permitted by Section 145 of the Delaware General Corporation Law, to the extent (and only to such extent) that the Company' directors and officers insurance or such other insurance as the Company may have in effect at the time of a Proceeding (as defined herein) does not provide coverage, or to the extent (and only such extent) that the Damages (as defined herein) exceed such insurance policy coverage limits, for any and all losses, claims, demands, obligations, damages, rights, causes of action, liabilities or expenses, including, without limitation, reasonable attorneys' fees, judgments, fines, excise taxes or penalties, witness fees, amounts paid in settlement and other expenses, whether liquidated or unliquidated, absolute or contingent, known or unknown incurred in connection with any Proceeding (the "Damages"), relating to any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal (each a "Proceeding"), in which STEIN is, was or becomes involved by reason of the fact that STEIN was a director, officer, employee, trustee or agent of either of the Company or any of its affiliates or that, being or having been such a director, officer, employee, trustee or agent, STEIN is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, company, corporation, joint venture, trust or other enterprise, whether the basis of such proceeding is an alleged action (or inaction) by STEIN in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent.

     TTR hereby covenants and agrees to maintain in force, at the Company's sole cost and expense, an officers and directors liability insurance policy providing no less favorable coverage to STEIN as to the other directors and officers. Such coverage shall be maintained by TTR for as long as STEIN may be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of STEIN's employment by, association with or affiliation with TTR as described in this section.

     6.   RELEASES.

     6.1 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, STEIN (on his behalf and on behalf of each of his agents, attorneys, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of the Company, its affiliates and subsidiaries, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns (hereinafter, the "Company Released Parties"), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date of this Agreement, or that arise under the Employment Agreement or that arise under any body of labor or contract law, or any claim for wrongful termination, or claims with respect to any other payment required under law or by virtue of his position as an officer, director, and/or employee of TTR and its affiliates and subsidiaries. Notwithstanding the foregoing, the rights and obligations set forth in this Agreement shall remain in full force and effect; no release hereunder shall be construed to release any rights under this

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Agreement or any applicable insurance policy, including any officer and director liability insurance coverage or any errors and omissions coverage; no release hereunder shall waive any indemnification rights applicable to STEIN as a former officer and Director of the Company or shall be construed to waive any rights STEIN has as a shareholder.

     6.2 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, TTR (on its behalf and on behalf of its affiliates and subsidiaries and each of their respective, past, present and future officers, directors, employees, attorneys, agents, successors, executors, and assigns) does hereby absolutely and unconditionally waive, release and forever discharge STEIN (and his agents, attorneys, heirs, successors, executors, personal representatives and assigns), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date of this Agreement; PROVIDED, however, that the foregoing release shall not be construed as a waiver of future claims by Company arising from STEIN's conduct after the Effective Date of this Agreement with respect to his obligations to Company under the confidentiality provisions contained in the Employment Agreement and any undertakings of STEIN pursuant to this Agreement.

     7. NON-DISPARAGEMENT. STEIN (on behalf of his heirs and personal representatives), agrees not to make disparaging remarks concerning the Company or its subsidiaries and affiliates or their respective businesses or any of their respective employees, consultants, stockholders, directors, affiliates, subsidiaries or representatives. The Company agrees not to make disparaging remarks concerning STEIN. Nothing contained herein shall be interpreted as affecting either of the parties' obligations to comply with the specific terms of any valid and effective subpoena, oral questions, interrogatories, requests for information, civil investigative demand or order issued by a court of competent jurisdiction or by a governmental body.

     8. CERTAIN REPRESENTATIONS OF TTR. TTR hereby represents to STEIN that it will refrain from taking any action that may interfere with the provision to STEIN of insurance coverage by the insurance carrier under the Company's directors and officers liability insurance policy.

     9. PRESS RELEASE. On or immediately following the Effective Date, TTR shall issue a press release in the form attached hereto relating to STEIN's resignation. The Company intends to also file with the Securities and Exchange Commission an appropriate special report on Form 8-K.

     10. RELIANCE. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated or referred to herein.

     11. HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

     12. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

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     13.  NON-ASSIGNMENT. By their respective signatures below, each of the
Company and STEIN represents and warrants that prior to the Effective Date it has not assigned or otherwise conveyed to any third party any claim against any of, respectively, STEIN or the Company.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement or letters, written or verbal, among the parties with respect to the subject matter hereof other than as expressly referenced herein. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

     16. GOVERNING LAW, JURISDICTION AND FORUM. Except as otherwise expressly provided herein, this Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York without reference to its conflict of laws principles. The parties hereby irrevocably consent to the jurisdiction of the courts of New York County, State of New York or the United States District Court for the Southern District of New York for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement. Each of the Company and STEIN agree that in any litigation involving the subject matter of this Agreement they waive the right to a trial by Jury.

     17. ATTORNEYS' FEES. The prevailing party shall be entitled to the payment or reimbursement in full of any reasonable attorneys' fees and out of pocket expenses incurred by it in connection with any claim, defense, cause of action, right or remedy exercised in connection with this Agreement.

     18. SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

     19. REPRESENTATION. Each of STEIN and TTR acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

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     IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

TTR TECHNOLOGIES,  INC.

By: /s/ Samuel Brill
   -------------------------
SAMUEL BRILL

Title: Chief Operating Officer


/s/ Daniel C. Stein
----------------------------
DANIEL C. STEIN

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